EXHIBIT 99.1

FOR IMMEDIATE RELEASE

YOU On Demand Uplisted To NASDAQ

NEW YORK, May 29, 2012 /PRNewswire/ -- YOU On Demand Holdings, Inc. (NASDAQ:YOD), China's leading national Pay-Per-View (PPV) and Video On Demand (VOD) platform, today announced that it has been approved to list its common stock on the NASDAQ Capital Market. Trading on NASDAQ will commence at 9:30 a.m. EDT on May 30, 2012. YOU On Demand's common stock will trade under the new ticker symbol "YOD" (formally OTCBB: CBBD).

"We are excited to list our shares on NASDAQ, one of the world's premier stock exchanges," said Shane McMahon, Chairman and CEO of YOU On Demand. "This is a significant milestone in YOU On Demand's development and validation of our corporate governance practices. We believe that our listing on a national exchange as prestigious as NASDAQ will give our company the potential to broaden our shareholder base, improve liquidity and increase visibility of our achievements moving forward."

About YOU On Demand Holdings, Inc.

YOU On Demand is the leading national Pay-Per-View and Video On Demand platform in China. The Company offers high quality premium content to customers across China through its Near Video On Demand (NVOD), Video On Demand (VOD) and Subscription Video On Demand (SVOD) services. The Company consists of a portfolio of businesses that include alliances with leading media operators, comprehensive end-to-end content delivery, an exclusive billing solution, governmental partnerships and approvals, and value added services.

YOU On Demand has secured strategic partnerships with the largest media entities in China, and has a highly experienced management team with a strong background in Cable, Television, Media and Telecom. The company is headquartered in New York, NY, with its China headquarters in Beijing. For more information, visit www.yod.com.

About NASDAQ

The inventor of the electronic exchange, The NASDAQ OMX Group, Inc., fuels economies and provides transformative technologies for the entire lifecycle of a trade - from risk management to trade to surveillance to clearing. In the US and Europe, we own and operate 24 markets, 3 clearinghouses and 5 central securities depositories supporting equities, options, fixed income, derivatives, commodities, futures and structured products. Able to process more than 1 million messages per second at sub-40 microsecond speeds with 99.999% uptime, our technology drives more than 70 marketplaces in 50 developed and emerging countries into the future, powering 1 in 10 of the world's securities transactions. Our award-winning data products and worldwide indexes are the benchmarks in the financial industry. Home to approximately 3,400 listed companies worth $5.1 trillion in market cap whose innovations shape our world, we give the ideas of tomorrow access to capital today. Welcome to where the world takes a big leap forward, daily.  Welcome to the NASDAQ OMX Century.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws the Company does not assume a duty to update these forward-looking statements.

CONTACT:

Jason Finkelstein
YOU On Demand
212-206-1216
Jason.Finkelstein@yod.com

Kimberly Minarovich
Christensen IR
917-533-3268
kminarovich@christensenir.com